UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                       Date of Report
                       (Date of earliest
                       event reported):   March 30, 2000



                                  AppNet, Inc.
             (Exact name of registrant as specified in its charter)



    Delaware                 000-26263                      52-2077860
-----------------         -----------------               ----------------
 (State or other
 jurisdiction of           (Commission File                (IRS Employer
 incorporation)                 Number)                 Identification No.)


                            6707 Democracy Boulevard
                               Bethesda, MD 20817
              -----------------------------------------------------
           (Address of principal executive offices including zip code)
                                 (301) 493-8900
                          ----------------------------
                         (Registrant's telephone number)

Item 2.   Acquisition or Disposition of Assets.

       The audited financial statements of i33 communications corp., Salzinger & Company, Inc. and Internet Outfitters, Inc., which were acquired by AppNet, Inc. (the "Company") in 1999, are filed under Item 7 of this Current Report on Form 8-K pursuant to the requirements of Staff Accounting Bulletin No. 80 ("SAB No. 80"). As permitted by SAB No. 80, the audited financial statements for these corporations for the periods from January 1, 1999 through their respective acquisition dates were not included in the Company's Registration Statement on Form S-1 filed in connection with the Company's June 1999 initial public offering.

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

        i33 communications corp.

               Report of Independent Public Accountants
               Balance Sheets as of December 31, 1997 and 1998, and January 7, 1999 Statements of Operations for the years ended December 31, 1997 and 1998, and for the  period  from  January  1,  1999 to  January  7,  1999
               Statements of Stockholder's Equity for the year ended December 31, 1998, and for the  period  from  January  1,  1999 to  January  7,  1999
               Statements of Cash Flows for the years ended December 31, 1997 and 1998, and for the period from January 1, 1999 to January 7, 1999
               Notes to Financial Statements

        Salzinger & Company, Inc.

               Report of Independent Public Accountants Balance Sheets as of December 31, 1998 and March 14, 1999 Statements of Operations for the year ended December 31, 1998, and for the period from January 1, 1999 to March 14, 1999
               Statements of  Stockholder's  Equity for the year ended  December
                  31, 1998, and for the period from January 1, 1999 to March 14, 1999
               Statements of Cash Flows for the year ended  December  31,  1998, and for the period from January 1, 1999 to March 14, 1999
               Notes to Financial Statements

        Internet Outfitters, Inc.

               Report of Independent Public Accountants Balance Sheets as of December 31, 1998 and March 25, 1999 Statements of Operations for the year ended December 31, 1998, and for the period from January 1, 1999 to March 25, 1999
               Statements of  Stockholders'  Equity for the year ended  December
                  31, 1998, and for the period from January 1, 1999 to March 25, 1999
               Statements of Cash Flows for the year ended  December  31,  1998, and for the period from January 1, 1999 March 25, 1999
               Notes to Financial Statements

                    Report of Independent Public Accountants



To i33 communications corporation:

We have audited the accompanying balance sheets of i33 communications corporation (a Delaware corporation), as of December 31, 1997 and 1998, and January 7, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1997 and 1998, and the period from January 1, 1999 to January 7, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of i33 communications corporation as of December 31, 1997 and 1998, and January 7, 1999, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998, and the period from January 1, 1999 to January 7, 1999, in conformity with generally accepted accounting principles.

                                       ARTHUR ANDERSEN LLP

Vienna, Virginia
May 3, 1999

                         i33 communications corporation

                                 Balance Sheets

              As of December 31, 1997 and 1998, and January 7, 1999

                                     Assets
                                                       December 31,  December 31,  January 7,
                                                          1997          1998          1999

Current assets:

 Cash and cash equivalents                            $    23,000   $     1,000    $     2,000
 Accounts receivable, net of allowance for doubtful
   accounts of $86,000, $417,000 and $460,000,
   respectively                                           541,000     1,741,000      1,685,000
 Other current assets                                       1,000        12,000         15,000
                                                      -----------   -----------    -----------
            Total current assets                          565,000     1,754,000      1,702,000

Property and equipment, net                               262,000       568,000        570,000

Other assets                                                7,000        12,000         30,000
                                                      -----------   -----------    -----------
            Total assets                              $   834,000   $ 2,334,000    $ 2,302,000
                                                      ===========   ===========    ===========

   Liabilities and Stockholders' Equity (Deficit)

Current liabilities:

 Short-term borrowings                                $      --     $   500,000    $   500,000

 Accounts payable                                         250,000     1,076,000      1,081,000

 Accrued liabilities                                      356,000     1,082,000      1,081,000
 Current portion of capital lease obligations              24,000        41,000         41,000
                                                      -----------   -----------    -----------
            Total current liabilities                     630,000     2,699,000      2,703,000

Capital lease obligations, net of current portion          21,000        15,000         15,000
                                                      -----------   -----------    -----------
            Total liabilities                             651,000     2,714,000      2,718,000
                                                      -----------   -----------    -----------

Commitments and contingencies (Note 6)

Stockholders' equity (deficit):
 Common stock, no par value; 100 shares authorized;
   issued and outstanding                                   1,000         1,000          1,000

 Retained earnings (accumulated deficit)                  182,000      (381,000)      (417,000)
                                                      -----------   -----------    -----------
            Total stockholders' equity (deficit)          183,000      (380,000)      (416,000)
                                                      -----------   -----------    -----------
            Total liabilities and stockholders'
              equity (deficit)                        $   834,000   $ 2,334,000    $ 2,302,000
                                                      ===========   ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                         i33 communications corporation

                            Statements of Operations

               For the Years Ended December 31, 1997 and 1998, and
             For the Period from January 1, 1999 to January 7, 1999

                                                                           For the
                                                                         Period from
                                        For the Year    For the Year     January 1,
                                            Ended           Ended          1999 to
                                        December 31,    December 31,     January 7,
                                            1997            1998            1999

Revenues                                  $ 2,266,000   $ 4,360,000    $   103,000

Cost of revenues                              982,000     2,251,000         48,000
                                          -----------   -----------    -----------
               Gross profit                 1,284,000     2,109,000         55,000

Operating expenses:
    Selling and marketing                     471,000       985,000         19,000
    General and administrative                550,000     1,343,000         70,000
    Depreciation                               45,000       114,000          2,000
                                          -----------   -----------    -----------
               Total operating expenses     1,066,000     2,442,000         91,000
                                          -----------   -----------    -----------

Income (loss) from operations                 218,000      (333,000)       (36,000)

Other expense                                    --          35,000           --

Interest expense, net                           1,000        11,000           --
                                          -----------   -----------    -----------

Income (loss) before income taxes             217,000      (379,000)       (36,000)

Provision (benefit) for income taxes          159,000       (34,000)          --
                                          -----------   -----------    -----------

Net income (loss)                         $    58,000   $  (345,000)   $   (36,000)
                                          ===========   ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

                         i33 communications corporation

                  Statements of Stockholders' Equity (Deficit)

               For the Years Ended December 31, 1997 and 1998, and
             For the Period from January 1, 1999 to January 7, 1999
                                                            Retained         Total
                                            Common          Earnings     Stockholders'
                                            Stock         (Accumulated       Equity
                                      Shares     Amount     Deficit)       (Deficit)

Balance, December 31, 1996                100   $   1,000   $ 124,000    $ 125,000
    Net income                           --          --        58,000       58,000
                                    ---------   ---------   ---------    ---------

Balance, December 31, 1997                100       1,000     182,000      183,000
    Distributions to stockholders        --          --      (218,000)    (218,000)
    Net loss                             --          --      (345,000)    (345,000)
                                    ---------   ---------   ---------    ---------

Balance, December 31, 1998                100       1,000    (381,000)    (380,000)
    Net loss                             --          --       (36,000)     (36,000)
                                    ---------   ---------   ---------    ---------

Balance, January 7, 1999                  100   $   1,000   $(417,000)   $(416,000)
                                    =========   =========   =========    =========


      The accompanying notes are an integral part of these balance sheets.

                         i33 communications corporation

                            Statements of Cash Flows

               For the Years Ended December 31, 1997 and 1998, and
             For the Period from January 1, 1999 to January 7, 1999
                                                                                         For the
                                                                                        Period From
                                                            For the       For the        January 1,
                                                          Year Ended    Year Ended        1999 to
                                                          December 31,  December 31,     January 7,
                                                             1997          1998             1999

Cash flows from operating activities:
    Net income (loss)                                   $    58,000    $  (345,000)   $   (36,000)
    Adjustments to reconcile net income (loss) to net
      cash provided by operating activities-
        Depreciation                                         45,000        114,000          2,000
        Deferred income taxes                               133,000        (45,000)          --
        Change in assets and liabilities:
           Accounts receivable, net                         (97,000)    (1,200,000)        56,000
           Other assets                                      (7,000)       (16,000)       (21,000)
           Accounts payable                                 211,000        826,000          5,000
           Accrued liabilities                              (69,000)       771,000         (1,000)
                                                        -----------    -----------    -----------
               Net cash provided by operating
                 activities                                 274,000        105,000          5,000
                                                        -----------    -----------    -----------

Cash flows used in investing activities:
    Purchase of property and equipment, net                (140,000)      (362,000)        (4,000)
                                                        -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from short-term borrowings                        --          500,000           --
    Payments on capital lease obligations                  (112,000)       (47,000)          --
    Distributions to stockholders                              --         (218,000)          --
                                                        -----------    -----------    -----------
               Net cash (used in) provided by
                 financing activities                      (112,000)       235,000           --
                                                        -----------    -----------    -----------
Net increase (decrease) in cash and cash equivalents         22,000        (22,000)         1,000

Cash and cash equivalents, beginning of period                1,000         23,000          1,000
                                                        -----------    -----------    -----------
Cash and cash equivalents, end of period                $    23,000    $     1,000    $     2,000
                                                        ===========    ===========    ===========

Supplementary information:
    Cash paid for interest                              $    13,000    $    11,000    $      --
                                                        ===========    ===========    ===========
    Cash paid for income taxes                          $     1,000    $     5,000    $      --
                                                        ===========    ===========    ===========
    Non-cash financing and investing activities-
        Property capital lease additions                $    42,000    $    59,000    $      --
                                                        ===========    ===========    ===========



      The accompanying notes are an integral part of these balance sheets.

                         i33 communications corporation

                          Notes to Financial Statements

              As of December 31, 1997 and 1998, and January 7, 1999

1.  Business Description:

i33 communications corporation ("i33" or the "Company") was incorporated in January 1996, under the laws of the state of Delaware. The Company is an interactive agency specializing in strategy, design, technology and online advertising management for mid-sized to Fortune 1000 companies. Revenues are generated from Website design and development, online media buying and planning, online advertising management, site audits, Web publishing and project management tools, custom application and database development and hosting services. i33 is headquartered and operates primarily in New York.

On January 8, 1999, all of the issued and outstanding stock of the Company was acquired by AppNet Systems, Inc. The Company incurred $35,000 in consulting fees in connection with the sale to AppNet. This has been classified as other expense in the accompanying statement of operations.

There  are  significant  risks  associated  with  the  Company,   including  the
subjectivity of the Company's  services to rapid technology  change.

2. Summary of Significant Accounting Policies and Practices:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, as follows:

               Computer equipment                       5 years
               Furniture and fixtures                   7 years

Purchased software for internal use is capitalized and amortized principally over 3 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining lease term.

In accordance with Statement of Financial Accounting Standards No. 121 ("SFAS"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews its recorded long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings, and capital lease obligations. In management's opinion, the carrying amounts of these financial instruments approximated their fair values at December 31, 1997 and 1998, and January 7, 1999.

Revenue Recognition

Revenues from time and material contracts are recognized based on fixed hourly rates for direct labor hours expended. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Revenues from fixed-price advertising contracts in which the Company delivers advertising impressions for its customers on third-party websites are recognized ratably over the period the advertising impressions are delivered. In accordance with industry practice, the cost of third-party advertising placed by the Company on behalf of its clients is offset against the related customer reimbursement in the accompanying statements of operations.

Cost of revenues includes all direct material and labor costs related to contract performance and does not include any related depreciation expense. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Unbilled receivables on contracts are comprised of costs, plus earnings on certain contracts in excess of contractual billings, on such contracts. Cash received in excess of costs incurred is classified as deferred revenue.

Business Concentration and Credit Risk

The following table summarizes the revenues and receivables from clients in excess of 10 percent of total revenues and receivables:

                                           Revenues
                                           For the          Accounts         Accounts
                         Revenues           Period         Receivable       Receivable
                    For the Years Ended     Ended            As of             As of
                       December 31,       January 7,      December 31,      January 7,
                      1997      1998        1999        1997      1998         1999

Customer A             *          *          22%          *         *           *
Customer B             *          *          15%          *         *           *
Customer C             *          *          10%          *         *           *
Customer D             *          *          19%          *        20%         22%
Customer E             *          *           *           *        12%         13%
Customer F             *         10%          *           *        16%         18%
Customer G            14%         *           *          16%        *           *
Customer H            13%         *           *           *         *           *
Customer I            11%         *           *           *         *           *
Customer J             *          *           *          14%        *           *

* Represents less than 10 percent of total.

Income Taxes

In 1996, the Company was taxed as a C corporation. As such, income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

In 1997, 1998, and the period from January 1 to January 7, 1999, the Company, with the consent of its shareholders, has elected to be taxed pursuant to Subchapter S of the Internal Revenue Code ("an S corporation"). In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal income taxes has been included in the accompanying financial statements. The Company is subject to state and city income taxes based on the Company's taxable income and alternative minimum tax. The recorded tax provision (benefit) for 1997 and 1998 relates to these state and city taxes. There was no recorded tax provision (benefit) as of January 7, 1999. The significant components of differences between income reported for financial statement purposes and income reported for tax purposes relates to tax basis adjustments for accounts receivable, payroll and corporate tax liabilities.

3.  Accounts Receivable:

    Accounts receivable consists of the following:

                                                    December 31         January 7,
                                                1997         1998          1999

Accounts receivable                       $   599,000    $ 2,009,000    $ 1,847,000
Unbilled accounts receivable                   28,000        149,000        298,000
Allowance for doubtful accounts               (86,000)      (417,000)      (460,000)
                                          -----------    -----------    -----------
               Accounts receivable, net   $   541,000    $ 1,741,000    $ 1,685,000
                                          ===========    ===========    ===========

4.  Property and Equipment:

    Property and equipment consists of the following:

                                                 December 31         January 7,
                                              1997         1998          1999

Computer equipment                          $ 169,000    $ 474,000    $ 474,000
Furniture and fixtures                        112,000      131,000      131,000
Leasehold improvements                         38,000      134,000      138,000
                                            ---------    ---------    ---------
                                              319,000      739,000      743,000
                                            =========    =========    =========

Accumulated depreciation and amortization     (57,000)    (171,000)    (173,000)
                                            ---------    ---------    ---------
Property and equipment, net                 $ 262,000    $ 568,000    $ 570,000
                                            =========    =========    =========

5.  Accrued Liabilities:

       Accrued liabilities consist of the following:

                                                 December 31          January 7,
                                              1997         1998          1999

Deferred revenue                           $     --     $     --     $  120,000
Deferred tax liability                        239,000      194,000      194,000
Accrued media expense                            --        798,000      744,000
Other accrued liabilities                     117,000       90,000       23,000
                                           ----------   ----------   ----------
               Total accrued liabilities   $  356,000   $1,082,000   $1,081,000
                                           ==========   ==========   ==========


6.  Leases:

The Company has noncancellable operating leases, primarily for real estate, that expire over the next three years. Rental expense for operating leases during the years ended December 31, 1997 and 1998, and the period from January 1, 1999 to January 7, 1999, was $73,000, $102,000 and $6,000, respectively.

The Company leases certain equipment under capital leases.

Future minimum lease payments under capital leases and noncancellable operating leases are as follows as of January 7, 1999:

                                                      Capital     Operating
                                                       Leases       Leases

    Year ended December 31, 1999                      $ 39,000    $ 93,000
    2000                                                21,000      63,000
    2001                                                 5,000      42,000
                                                       -------     -------
               Total minimum lease payments             65,000    $198,000
Less:  Amount representing interest                     (9,000)    =======
                                                       -------
Present value of capital lease obligations              56,000
Less:  Current portion of capital lease obligations     41,000
                                                       -------
Long-term portion of capital lease obligation         $ 15,000
                                                       =======



       Equipment under capital leases is summarized as follows:

                                                   December 31       January 7,
                                                1997        1998        1999

Computer equipment                             $54,000    $93,000     $91,000
Accumulated depreciation                       (7,000)    (14,000)    (14,000)
                                               ------     -------     -------
               Total                           $47,000    $79,000     $77,000
                                               =======    =======     =======


7.  Income Taxes:

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes," for financial reporting purposes. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

The components of the net deferred tax liability as of December 31, 1997 and 1998, and January 7, 1999 are as follows:

                                        December 31         January 7,
                                    1997         1998        1999

Total deferred tax liabilities   $ 242,000    $ 199,000    $ 199,000
Total deferred tax assets           (3,000)      (5,000)      (5,000)
                                 ---------    ---------    ---------

Net deferred tax liability       $ 239,000    $ 194,000    $ 194,000
                                 =========    =========    =========


The sources of and differences between the financial accounting and tax basis of i33's assets and liabilities that give rise to the net deferred tax liability are as follows:
                                                 December 31         January 7,
                                              1997         1998         1999

Deferred tax liabilities:
    Differences from accrual to cash basis  $ 242,000    $ 199,000    $ 199,000
Deferred tax assets:
    Other                                      (3,000)      (5,000)      (5,000)
                                            ---------    ---------    ---------
                                            $ 239,000    $ 194,000    $ 194,000
                                            =========    =========    =========

The components of the provision (benefit) for income taxes as of December 31, 1997 and 1998, and January 7, 1999 are as follows:

                                               December 31           January 7,
                                           1997         1998           1999
Federal income taxes:
    Deferred                            $ 136,000    $    --          $   --
State taxes:
    Current                                26,000       11,000            --
    Deferred                               (3,000)     (45,000)           --
                                        ---------    ---------        --------
Provisions (benefit) for income taxes   $ 159,000    $ (34,000)       $   --
                                        =========    =========        ========

For the years ended December 31, 1997 and 1998, and the period from January 1, 1999 to January 7, 1999, the provision (benefit) for income taxes differed from the amounts computed at the statutory rate, as follows:

                                                December 31          January 7,
                                              1997         1998         1999
Income tax computed at statutory rate       $   --     $   --        $    --
State income taxes, net of federal income
  tax benefit                                 23,000    (34,000)          --
C Corporation federal tax                    136,000       --             --
                                                                      ---------
    Other, net                              $159,000   $(34,000)     $    --
                                            ========   ========       =========

8.  Related Parties:

The Company shares office space and has purchased equipment from a related party during the years ended December 31, 1997 and 1998, and the period from January 1, 1999 to January 7, 1999.

The Company has a note with a relative of one of the shareholders, which is collateralized by substantially all of the assets of the Company and is personally guaranteed by the Company's President and Chief Technical Officer. Under the terms of the agreement, the loan was interest free and payment was due upon the sale of the Company. As of January 7, 1999, the balance due on the note was $500,000. The note was repaid on January 8, 1999.

During the years ended December 31, 1997 and 1998, the Company wrote off amounts due from a related party of $5,000 and $18,000, respectively. No amounts were written off during the period from January 1, 1999 to January 7, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Salzinger & Company:

       We have audited the accompanying balance sheets of Salzinger & Company (a Virginia corporation), as of December 31, 1998 and March 14, 1999, and the related statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1998, and the period from January 1, 1999 to March 14, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Salzinger & Company as of December 31, 1998 and March 14, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998, and the period from January 1, 1999 to March 14, 1999, in conformity with generally accepted accounting principles.


                                         ARTHUR ANDERSEN LLP
Vienna, Virginia
April 23, 1999

                               Salzinger & Company

                                 Balance Sheets
                   As of December 31, 1998 and March 14, 1999
                                                                 December 31,   March 14,
                                                                    1998          1999
ASSETS

Current assets:
      Cash ....................................................   $  193,000   $  408,000
      Accounts receivable .....................................    1,707,000      804,000
                                                                  ----------   ----------
                     Total current assets .....................    1,900,000    1,212,000

Property and equipment, net ...................................       43,000       40,000

Other assets ..................................................       14,000       20,000
                                                                  ----------   ----------
                     Total assets .............................   $1,957,000   $1,272,000
                                                                  ==========   ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
      Short-term borrowing ....................................   $  130,000   $     --
      Accounts payable ........................................       34,000       16,000
      Accrued acquisition costs ...............................         --        472,000
      Other accrued liabilities ...............................      177,000      364,000
                                                                  ----------   ----------
                     Total current liabilities ................      341,000      852,000
                                                                  ==========   ==========

Commitments and contingencies (Note 5)

Stockholder's equity:
      Common stock, $1.00 par value; 5,000 shares
        authorized; 1,000 shares issued and
        outstanding ...........................................        1,000        1,000
      Retained earnings .......................................    1,615,000      419,000
                                                                  ----------   ----------
                     Total stockholder's equity ...............    1,616,000      420,000
                                                                  ----------   ----------
                     Total liabilities and stockholder's equity   $1,957,000   $1,272,000
                                                                  ==========   ==========





      The accompanying notes are an integral part of these balance sheets.

                               Salzinger & Company

                            Statements of Operations
                    For the Year Ended December 31, 1998, and
              For the Period from January 1, 1999 to March 14, 1999


                                                  For the       For the Period
                                                Year Ended     From January 1,
                                               December 31,         1999 to
                                                   1998          March 14,1999

Revenues ....................................   $ 3,110,000      $   417,000
Cost of revenues ............................     1,738,000          214,000
                                                -----------      -----------
                     Gross profit ...........     1,372,000          203,000
                                                ===========      ===========
Operating expenses:
      Selling and marketing .................         2,000           48,000
      General and administrative ............       425,000          172,000
      Depreciation and amortization .........        13,000            3,000
      Acquisition - related compensation ....          --            706,000
                                                -----------      -----------
                     Total operating expenses       440,000          929,000
                                                -----------      -----------
Income (loss) from operations ...............       932,000         (726,000)

Interest income .............................        20,000            2,000

Other expense ...............................          --           (472,000)
                                                -----------      -----------

Net income (loss) ...........................   $   952,000      $(1,196,000)
                                                ===========      ===========



      The accompanying notes are an integral part of these balance sheets.

                               Salzinger & Company

                       Statements of Stockholder's Equity
                    For the Year Ended December 31, 1998, and
              For the Period from January 1, 1999 to March 14, 1999
                                             Common                                 Total
                                             Stock                  Retained      Stockholder's
                                     Shares           Amount         Earnings        Equity
Balance, December 31, 1997 ...          1,000      $     1,000     $   663,000    $   664,000
      Net income .............           --               --           952,000        952,000
                                  -----------      -----------     -----------    -----------
Balance, December 31, 1998 ...          1,000            1,000       1,615,000      1,616,000
      Net loss ...............           --               --        (1,196,000)    (1,196,000)
                                  -----------      -----------     -----------    -----------
Balance, March 14, 1999 ......          1,000      $     1,000     $   419,000    $   420,000
                                  ===========      ===========     ===========    ===========









      The accompanying notes are an integral part of these balance sheets.

                               Salzinger & Company

                            Statements of Cash Flows
                    For the Year Ended December 31, 1998, and
              For the Period from January 1, 1999 to March 14, 1999
                                                                For the           For the
                                                              Year Ended    Period From January 1,
                                                             December 31,         1999 to
                                                                 1998          March 14, 1999
Cash flows from operating activities:
      Net income (loss) ...............................      $   952,000         $(1,196,000)
      Adjustments to reconcile netincome
        (loss) to net cash (used in) provided
        by operating activities:
           Depreciation and amortization ..............           13,000               3,000
           Change in assets and liabilities:
                Accounts receivable ...................       (1,152,000)            903,000
                Other assets ..........................           (5,000)             (6,000)
                Accounts payable ......................           19,000             (18,000)
                Accrued acquisition costs .............             --               472,000
                Other accrued liabilities .............           11,000             187,000
                                                             -----------         -----------
                     Net cash (used in) provided
                       by in operating activities .....         (162,000)            345,000
                                                             -----------         -----------

Cash flows from financing activities:
      Short-term borrowing (payment) ..................          130,000            (130,000)
                                                             -----------         -----------
Net (decrease) increase in cash .......................          (32,000)            215,000

Cash beginning of year ................................          225,000             193,000
                                                             -----------         -----------
Cash, end of period ...................................      $   193,000         $   408,000
                                                             ===========         ===========



      The accompanying notes are an integral part of these balance sheets.

1.    Business Description:

Salzinger & Company ("Salzinger" or the "Company") was incorporated in 1995, under the laws of the state of Virginia. Salzinger is a consulting company providing business-level strategic consulting in website marketing strategy development, planning and implementation. It is headquartered in Virginia and operates primarily in the Northeast, with some international clients.

On March 15, 1999, substantially all of the assets of the Company were acquired by AppNet Systems, Inc. ("AppNet"). The Company incurred $472,000 of expenses in conjunction with the sale to AppNet primarily for consulting and legal services. This has been classified in other expenses in the accompanying statements of operations.

There  are  significant  risks  associated  with  the  Company,   including  the
subjectivity  of the  Company's  services  to  rapid  technological  change.

2. Summary of Significant Accounting Policies and Practices:

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Property and Equipment

      Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, as follows:

         Computer equipment........................     three years
         Furniture and fixtures....................     five years
         Automobile................................     five years

      Purchased software is capitalized and amortized principally over three years.

      In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews its recorded long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Fair Value of Financial Instruments

      The Company's financial investments consist primarily of cash, accounts receivable, accounts payable and short-term borrowings. In management's opinion, the carrying amounts of these financial investments approximated their fair values at December 31, 1998 and March 14, 1999.

Revenue Recognition

Revenues from time and material contracts are recognized based on fixed hourly rates for direct labor hours expended. The Company also enters into arrangements in which a portion of its fee is based on the successful completion of a transaction. Revenue under these contracts is recognized when the transaction has closed and the Company is due its success fee. Cost of revenues includes all direct material and labor costs related to contract performance and does not include any related depreciation expense. Unbilled receivables on contracts are comprised of costs, plus earnings on certain contracts in excess of contractual billings on such contracts. Cash received in excess of costs incurred is classified as deferred revenue. Business Concentration and Credit Risk

The following table summarizes the revenues and accounts receivable from clients in excess of 10 percent of total revenues and accounts receivable for the year ended December 31, 1998, and the period from January 1, 1999 to March 14, 1999:

                                            Revenues                     Accounts Receivables
                                                      For the                           For the
                                      For the       Period From         For the       Period From
                                    Year Ended   January 1, 1999 to    Year Ended  January 1, 1999 to
                                   December 31,      March 14,        December 31,     March 14,
                                       1998             1999              1998            1999

Customer A....................         31%               20%              50%             19%
Customer B ...................         21%                *               27%              *
Customer C ...................         15%                *                *              19%
Customer D ...................         15%               26%              13%             13%
Customer E ...................          *                20%               *              10%
Customer F ...................          *                 *                *              24%
* Represents less than 10% of total.

Income Taxes

           The Company, with the consent of its shareholder, has elected to be taxed pursuant to subchapter S of the Internal Revenue Code (an "S Corporation"). In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for federal or state income taxes has been included in the accompanying financial statements.

3.    Accounts Receivable:

      Accounts receivable consists of the following as of December 31, 1998, and March 14, 1999:

                                    December 31,      March 14,
                                        1998           1999

Accounts receivable .............    $1,522,000     $  583,000

Unbilled accounts receivable ....       185,000        221,000
                                     ----------     ----------
                                     $1,707,000     $  804,000
                                     ==========     ==========


      There was no allowance reserved for doubtful accounts as management believes that all amounts will be collected.

4.    Property and Equipment:

      Property and equipment consist of the following as of December 31, 1998, and March 14, 1999:

                                                   December 31,    March 14,
                                                       1998          1999

Computer equipment and software ................     $ 21,000      $ 21,000

Furniture and fixtures .........................        9,000         9,000

Vehicle ........................................       35,000        35,000
                                                     --------      --------
                                                       65,000        65,000

Accumulated depreciation and amortization ......      (22,000)      (25,000)
                                                     --------      --------
                     Property and equipment, net     $ 43,000      $ 40,000
                                                     ========      ========

5.    Other Accrued Liabilities:

Other accrued liabilities consist of the following:

                                                December 31,     March 14,
                                                    1998           1999

Accrued compensation and benefits ............     $151,000     $330,000

Deferred revenue .............................       25,000       25,000

Other ........................................        1,000        9,000
                                                   --------     --------
                     Other accrued liabilities     $177,000     $364,000
                                                   ========     ========

6.    Commitments and Contingencies:

Leases

The Company is party to a sublease agreement under which it rents its corporate office. The sublease is renewable on a month-to-month basis. The Company is also party to a second lease for office space, which is renewed annually. The Company leases certain equipment under noncancelable operating leases.

Future minimum lease payments under noncancelable operating leases for office space and equipment are as follows as of March 14, 1999:

      1999....................................................         $48,000
      2000....................................................          13,000
                                                                        ------
              Total minimum lease payments....................         $61,000
                                                                        ======

Rent expense under operating leases during the year ended December 31, 1998, and for the period from January 1, 1999 to March 14, 1999, was $130,000 and $32,000, respectively.

7.    Related Parties:

The Company's sole stockholder loaned $130,000 to the Company in December 1998. The Company repaid the loan in January 1999.

8.    Retirement Plan:

      The Company maintains a profit-sharing and retirement plan under the provisions of the Internal Revenue Code (the "IRC") section 408(p). The Plan provides for contributions by employees and a discretionary contribution by the Company. The plan is for the benefit of all employees. Participants may contribute up to $6,000 annually. Employee contributions are fully vested. The Company contributes 2 percent of employee's total salary. The Company's contribution vests immediately. Company contributions totaled $23,000 and $4,000 for the year ended December 31, 1998, and for the period from January 1, 1999 to March 14, 1999, respectively.

      Effective May 1, 1999, Salzinger employees will be covered by the AppNet 401(k) Plan.

9.    Acquisition - Related Compensation

In conjunction with AppNet, Inc.'s purchase of Salzinger, Salzinger paid an unconditional cash bonus of approximately $706,000 to certain employees for past services.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Internet Outfitters, Inc.:

We have audited the accompanying balance sheets of Internet Outfitters, Inc. (a California corporation), as of December 31, 1998 and March 25, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, and for the period from January 1, 1999 to March 25, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Outfitters as of December 31, 1998 and March 25, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998, and for the period from January 1, 1999 to March 25, 1999, in conformity with generally accepted accounting principles.

                                                  ARTHUR ANDERSEN LLP

Vienna, Virginia
May 11, 1999 (except with
respect to the matter
discussed in Note 13, as to
which our date is February 9, 2000)

                            Internet Outfitters, Inc.

                                 Balance Sheets
                   As of December 31, 1998 and March 25, 1999
                                                                 December 31,      March 25,
                                                                     1998             1999
ASSETS

Current assets:
      Cash ....................................................   $    70,000    $   352,000
      Accounts receivable, net ................................       555,000        550,000
      Other current assets ....................................        71,000        123,000
                                                                  -----------    -----------
                     Total current assets .....................       696,000        961,000

Property and equipment, net ...................................       239,000        276,000

Other assets ..................................................         6,000          6,000
                                                                  -----------    -----------
                     Total assets .............................   $   941,000    $ 1,243,000
                                                                  ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable ........................................   $   227,000    $   205,000
      Accrued liabilities .....................................       184,000        503,000
      Current portion of long-term debt .......................       316,000        100,000
      Current portion of capital lease obligations ............        17,000         13,000
                                                                  -----------    -----------
                     Total current liabilities ................       744,000        821,000

Long-term debt, net of current portion ........................        53,000         53,000

Capital lease obligations, net of current portion .............         3,000          3,000

Deferred tax liability ........................................        29,000         31,000
                                                                  -----------    -----------
                     Total liabilities ........................       829,000        908,000
                                                                  -----------    -----------

Commitments and contingencies (Note 11)

Stockholders' equity:
      Common stock, no par value;
        20,000,000 shares authorized;
        7,695,641 and 10,031,309
        shares issued and outstanding
        as of December 31, 1998 and
        March 25, 1999, respectively ..........................         8,000        317,000
      Additional paid-in capital ..............................       221,000        221,000
      Deferred compensation ...................................      (164,000)      (144,000)
      Retained earnings .......................................        47,000          5,000
                                                                  -----------    -----------
                     Total stockholders' equity ...............       112,000        399,000
                                                                  -----------    -----------
                     Total liabilities and
                       stockholders' equity....................   $   941,000    $ 1,307,000
                                                                  ===========    ===========


        The accompanying notes are an integral part of these statements.

                            Internet Outfitters, Inc.

                            Statements of Operations
                      For the Year Ended December 31, 1998,
            and for the period from January 1, 1999 to March 25, 1999
                                                                         Period From
                                                                          January 1,
                                                          December 31,  1999 to March 25,
                                                              1998           1999

Revenues ..............................................   $ 2,343,000    $   663,000

Cost of revenues ......................................     1,287,000        431,000
                                                          -----------    -----------
                     Gross profit .....................     1,056,000        232,000
                                                          -----------    -----------

Operating expenses:
      Selling and marketing ...........................        47,000         15,000
      General and administrative ......................       859,000        232,000
      Stock-based compensation ........................        57,000         20,000
      Depreciation and amortization ...................        57,000         17,000
                                                          -----------    -----------
                     Total operating expenses .........     1,020,000        284,000
                                                          -----------    -----------

Income (loss) from operations .........................        36,000        (52,000)

Interest expense, net .................................        47,000         17,000
                                                          -----------    -----------

                               Loss before income taxes       (11,000)       (69,000)

Provision (benefit) for income taxes ..................        52,000        (27,000)
                                                          -----------    -----------

Net loss ..............................................   $   (63,000)   $   (42,000)
                                                          ===========    ===========




        The accompanying notes are an integral part of these statements.

                                                           Internet Outfitters, Inc.

                                                        Statements of Stockholders' Equity
                                                       For the Year Ended December 31, 1998,
                                             and for the period from January 1, 1999 to March 25, 1999
                                           Common           Additional                                  Total
                                           Stock              Paid-In     Deferred     Accumulated  Stockholders'
                                    Shares       Amount       Capital    Compensation    Deficit        Equity

Balance, December 31, 1997 ....    7,695,641   $    8,000   $     --     $     --      $  110,000    $  118,000
      Issuance of stock options         --           --        221,000     (221,000)         --            --
      Stock-based compensation          --           --           --         57,000          --          57,000
      Net loss ................         --           --           --           --         (63,000)      (63,000)
                                  ----------   ----------   ----------   ----------    ----------    ----------

Balance, December 31, 1998 ....    7,695,641        8,000      221,000     (164,000)       47,000       112,000
      Stock-based compensation          --           --           --         20,000          --          20,000
      Exercise of stock options    2,335,668      309,000         --           --            --         309,000
      Net loss ................         --           --           --           --         (42,000)     (106,000)
                                  ----------   ----------   ----------   ----------    ----------    ----------
Balance, March 25, 1999 .......   10,031,309   $  317,000   $  221,000   $ (144,000)   $    5,000    $  335,000
                                  ==========   ==========   ==========   ==========    ==========    ==========


                            Internet Outfitters, Inc.

                            Statements of Cash Flows
                      For the Year Ended December 31, 1998,
            and for the period from January 1, 1999 to March 25, 1999
                                                                                  For the Period From
                                                                                  January 1, 1999 to
                                                                     December 31,     March 25,
                                                                         1998           1999

Cash flows from operating activities:
      Net loss ...................................................    $ (63,000)    $ (42,000)
      Adjustments to reconcile net
        loss to net cash used in operating
        activities:
           Deferred income taxes .................................      (29,000)      (35,000)
           Stock-based compensation ..............................       57,000        20,000
           Depreciation and amortization .........................       57,000        17,000
           Change in assets and liabilities:
                Accounts receivable, net .........................     (217,000)        5,000
                Other assets .....................................       (8,000)      (15,000)
                Accounts payable .................................        5,000       (22,000)
                Accrued liabilities ..............................      138,000       319,000
                                                                      ---------     ---------
                     Net cash (used in) provided
                       by operating activities ...................      (60,000)      247,000
                                                                      ---------     ---------

Cash flows from investing activities:
      Purchase of property and equipment, net ....................     (124,000)      (54,000)
                                                                      ---------     ---------

Cash flows from financing activities:
      Proceeds from long-term debt ...............................      292,000          --
      Repayments of long-term debt ...............................      (28,000)     (216,000)
      Repayments of capital lease obligations ....................      (13,000)       (4,000)
      Proceeds from exercise of stock options ....................         --         309,000
                                                                      ---------     ---------
                     Net cash provided by financing activities ...      251,000        89,000
                                                                      ---------     ---------

Net increase in cash .............................................       67,000       282,000

Cash, beginning of period ........................................        3,000        70,000
                                                                      ---------     ---------

Cash, ending of period ...........................................    $  70,000     $ 352,000
                                                                      =========     =========

Supplementary information:
      Cash paid for interest .....................................    $  45,000     $  16,800
                                                                      =========     =========
      Cash paid for income taxes .................................    $  63,000     $  34,000
                                                                      =========     =========





        The accompanying notes are an integral part of these statements.

1.    Business Description:

      Internet Outfitters, Inc. ("IO" or the "Company") was incorporated in 1994, under the laws of the state of California. IO is an information technology services company providing internet and web-based solutions designed to improve clients' business processes, including strategy consulting, applications development, electronic commerce ("E-Commerce"), systems design, technology development, integration, and operation. The Company is headquartered in Santa Monica, California and operates primarily in the western region of the United States.

       On March 26, 1999, all of the issued and outstanding stock of the Company was acquired by AppNet Systems, Inc. ("AppNet").

There  are  significant  risks  associated  with  the  Company,   including  the
subjectivity of the Company's services to rapid technological change and the Year 2000 issue.

2. Summary of Significant Accounting Policies and Practices:

Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Property and Equipment

      Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, as follows:

   Computer equipment and software......................    three to five years
   Furniture and fixtures...............................    seven years

      Purchased software and third-party costs incurred to develop software for internal use are capitalized and amortized principally over three years.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company reviews its recorded long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Fair Value of Financial Instruments

      The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, long-term debt and capital lease obligations. In management's opinion, the carrying amounts of these financial instruments approximated their fair values at December 31, 1998 and March 25, 1999.

Stock-Based Compensation

      The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to
Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

Revenue Recognition

      Revenues from time and material contracts are recognized based on fixed hourly rates for direct labor hours expended. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Revenues from fixed-price advertising contracts in which the Company delivers advertising impressions for its customers on third-party web sites are recognized ratably over the period the advertising impressions are delivered. In accordance with industry practice, the cost of third party advertising placed by the Company on behalf of its clients is offset against the related customer reimbursement in the accompanying statement of operations. Revenues from cost-plus-fixed-fee contracts are recognized on the basis of direct costs plus indirect costs incurred plus a fixed profit percentage.

      Costs of revenues includes all direct material and labor costs related to contract performance and does not include any related depreciation expense. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in contract performance and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Unbilled revenues on contracts are comprised of costs, plus earnings on certain contracts in excess of contractual billings on such contracts. Cash received in excess of costs incurred is classified as deferred revenue.

Business Concentration and Credit Risk

      The following table summarizes the revenues and accounts receivable from clients in excess of 10 percent of total revenues and accounts receivable as of December 31, 1998 and March 25, 1999:

                                              December 31, 1998                      March 25, 1999
                                                             Accounts                             Accounts
                                          Revenues          Receivable          Revenues         Receivable

Customer A.............................    42.2%               27.0%              19.3%             25.8%

Customer B.............................    18.1%               33.9%              27.5%             34.5%

Customer C.............................    12.5%               *                  *                 *

Customer D.............................    *                   *                  16.9%             *

Customer E.............................    *                   25.0%              14.6%             10.3%

Customer F.............................    *                   *                  *                 10.9%

                     * Represents less than 10 percent of total.


Income Taxes

      Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax assets and liabilities are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

3.    Accounts Receivable:

Accounts receivable consists of the following as of December 31, 1998 and March 25, 1999:

                                                 December 31,       March 25,
                                                     1998             1999

Commercial clients ..............................  $ 560,000       $ 229,000

Unbilled accounts receivable ....................     41,000         367,000

Less:  Allowance for doubtful accounts ..........    (46,000)        (46,000)
                                                   ---------       ---------
                     Accounts receivable, net ...  $ 555,000       $ 550,000
                                                   =========       =========

      In February 1998, the Company entered into a factoring agreement to sell, with recourse, on an ongoing basis, certain accounts receivable to a third party. Collections received on these accounts may be replaced by new receivables in order to maintain the aggregate outstanding balance. Proceeds from the sale of receivables are collateralized by substantially all of the assets of the Company. At no time may the total accounts receivable factored exceed $350,000. Fees associated with these transactions are included in interest expense in the accompanying statement of operations. The factoring agreement has an initial term of one year and is renewed from year to year thereafter unless terminated by either party.

      As of December 31, 1998 and March 25, 1999, accounts receivable totaling $224,000 and $15,000 had been pledged as collateral against this asset-based borrowing.

      In accordance with SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," the Company's accounts receivable program will be accounted for as a secured borrowing. The receivables and the corresponding debt are included as an asset and liability, respectively, on the accompanying balance sheet.

4.    Other Assets:

      Other current assets consists of the following as of December 31, 1998 and March 25, 1999:

                                        December 31,   March 25,
                                            1998         1999

Deferred tax asset ...............        $ 58,000    $ 95,000

Other assets .....................          13,000      28,000
                                          --------    --------
                     Total .......        $ 71,000    $123,000
                                          ========    ========


5.    Property and Equipment:

      Property and equipment consists of the following as of December 31, 1998 and March 25, 1999:

                                                       December 31,   March 25,
                                                          1998          1999

Computer equipment and software .....................   $ 332,000    $ 386,000

Furniture and fixtures ..............................       8,000        8,000
                                                        ---------    ---------
                                                          340,000      394,000

Accumulated depreciation and amortization ...........    (101,000)    (118,000)
                                                        ---------    ---------
                     Property and equipment, net ....   $ 239,000    $ 276,000
                                                        =========    =========


6.    Accrued Liabilities:

      Accrued liabilities consists of the following as of December 31, 1998 and March 25, 1999:

                                      December 31,     March 25,
                                          1998           1999

Accrued compensation and benefits       $ 96,000       $132,000

Taxes payable ...................         33,000           --

Deferred revenue ................         30,000        260,000

Other accrued liabilities .......         25,000        111,000
                                        --------       --------
                     Total ......       $184,000       $503,000
                                        ========       ========

7.    Debt:

In July 1996, the Company issued a $41,000 note payable to an officer of the Company with a maturity of December 31, 1999. Interest on this note was payable monthly at a rate of 8 percent. In April 1998, the Company issued a second note in the amount of $51,000 payable to this officer, which contained a maturity of June 30, 1999. Interest on this note was payable monthly at a rate of 12 percent.

In December 1998, the Company refinanced the outstanding balances of the above notes and issued a single $92,000 note payable to this officer. This note bears interest monthly at a rate of 10 percent and matures on December 31, 2000.

The Company issued a $50,000 note payable to a related party in March 1996, which bears interest monthly at a rate of 8 percent. Principal payments were due on a quarterly basis with a scheduled maturity of March 1, 1999. In December 1998, the Company rescheduled the payments of the remaining outstanding balance of $45,000. The amended note has a scheduled maturity of December 31, 1999. All other terms remained unchanged from the original note.

In 1998, the Company entered into a factoring agreement, the proceeds from which are treated as a secured borrowing (see Note 3). The outstanding balance at March 25, 1999 will be repaid through the subsequent sale of additional accounts receivable from the Company. Finance charges of 2.25 percent are payable monthly on the average outstanding balance for the respective period. In addition, the Company is required to pay a monthly administrative fee of 0.75 percent of the face amount of each purchased receivable during the respective period. The outstanding balance is secured by substantially all of the assets of the Company. As of December 31, 1998 and March 25, 1999, $224,000 and $15,000,
respectively, was outstanding related to this agreement.

In March 1998, IO issued a note payable to an employee of the Company in the amount of $17,000. This note bears interest annually at a rate of 12 percent. At December 31, 1998, $8,000 was outstanding related to this note. This amount was repaid in 1999.

As of March 25, 1999, the maturities of short-term and long-term debt were as follows:


     1999 (period ending December 31, 1999).............         $100,000

     2000...............................................           53,000
                                                                 --------
                          Total                                  $153,000
                                                                 ========

8.    Employee Stock Option Plan:

      The Company has a stock option plan for key employees. Options expire no later than ten years from the date of the grant or when employment ceases, whichever comes first. The maximum number of shares of common stock that may be issued pursuant to the stock option plan is 5,000,000 shares at December 31, 1998.

The stock option plan is accounted for under APB Opinion No. 25, "Accounting for Stock Issued to Employees." Had compensation cost for the plan been determined based on the estimated fair value of the options at the grant dates consistent with the method of SFAS No. 123, pro forma net loss would have been approximately $157,000 and $47,000 for the year ended December 31, 1998 and the period ended March 25, 1999, respectively. The weighted-average fair value of the options granted during 1998 is estimated to be $0.84 per option assuming the following: dividend yield of 0 percent, risk-free interest rate of 5.0 percent, and an expected term of the options of 3.4 years.

The following summarizes option activity during 1998 and for the period from January 1, 1999 to March 25, 1999:

                                                                  Weighted-
                                                                   Average
                                                     Number of     Exercise
                                                       Shares        Price

Options outstanding, December 31, 1997,
   exercise price range of $0.10 to $0.16 ........    2,441,000      $0.13
      Granted in 1998 ............................      345,000       0.20
                                                      ---------      -----
Options outstanding, December 31, 1998,
   exercise price range of $0.10 to $0.20 ........    2,786,000       0.14
      Exercised in 1999 ..........................    2,335,668       0.13
                                                      ---------      -----
Options outstanding, March 25, 1999,
   exercise price range of $0.12 to $0.20 ........      450,332       0.17
                                                      ---------      -----
Options exercisable, March 25, 1999 ..............       15,000      $0.20
                                                      =========      =====


When AppNet acquired IO (Note 1), the options outstanding under the stock option plan were assumed as part of the purchase combination and converted to AppNet options.

9.    Income Taxes:

      The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes," for financial reporting purposes. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates to apply to taxable income in the period in which the deferred tax asset or liability is expected to be settled or realized.

      The sources of and differences between the financial accounting and tax basis of the Company's assets and liabilities that give rise to the net deferred tax asset are as follows as of December 31, 1998 and March 25, 1999:

                                                December 31,    March 25,
                                                    1998          1999

Deferred tax liabilities
      Depreciation ............................   $(29,000)      $(31,000)
Deferred tax assets
      Accrued expenses ........................     35,000         64,000
      Stock-based compensation ................     23,000         31,000
                                                  --------       --------
                     Net deferred tax asset ...   $ 29,000       $ 64,000
                                                  ========       ========



The components of the provision for income taxes are as follows as of December 31, 1998 and March 25, 1999:

                                                       December 31,   March 25,
                                                           1998         1999

Federal income taxes:
      Current ........................................... $ 68,000    $  7,000
      Deferred ..........................................  (29,000)    (35,000)
State taxes .............................................   13,000       1,000
                                                          --------    --------
           Provision (benefit) for income taxes ......... $ 52,000    $(27,000)
                                                          ========    ========


For the year ended December 31, 1998 and the period from January 1, 1999 to March 25, 1999, the provision for income taxes differed from the amounts computed at the statutory rate, as follows:

                                                         December 31,  March 25,
                                                             1998        1999

Income tax computed at statutory rates ..................  $ (4,000)   $(24,000)
State income taxes, net of federal income tax benefit ...      ,000      (4,000)
Permanent differences ...................................    48,000       1,000
Other, net ..............................................    (1,000)       --
                                                           --------    --------
                                                           $ 52,000    $(27,000)
                                                           ========    ========


      In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. For the period January 1, 1999 to March 25, 1999, management determined that a valuation allowance of $64,000 was required.

10.   Deferred Compensation:

      In December 1998, the Company issued stock options to certain employees. As a result of this grant, the Company recorded deferred compensation of $221,000. The amount of deferred compensation was based on the difference between the estimated fair market value of the Company's common stock at the date of grant, as determined by the most recent third party transaction, and the stated exercise price. The Company amortized $57,000 and $20,000 of the deferred compensation for the periods ended December 31, 1998, and March 25, 1999, respectively.

11.   Related Parties:

See Note 7 for a description of certain long-term debt obligations with related parties.

      In 1998, IO entered into a service agreement with a relative of an officer of the Company. Under this agreement, this individual will act as financial advisor for any sale, merger or financing transaction entered into by the Company and, in exchange, will receive a fee equal to 3 percent of the transaction consideration. No fees were paid in 1998 in connection with this agreement.

12.   Commitments and Contingencies:

Leases

The Company has noncancelable operating leases, primarily for real estate, that expire over the next year. One of the operating leases maintains an escalation provision that requires annual incremental increases of at least 3 percent. Rental expense for operating leases during the year ended December 31, 1998 and the period from January 1, 1999 to March 25, 1999, was $63,000 and $18,000, respectively.

The Company leases certain equipment under capital leases.

Future minimum lease payments under capital leases and noncancelable operating leases are as follows as of March 25, 1999:

                                                         Capital      Operating
                                                         Leases         Leases

1999 (period ending December 31, 1999) ............     $ 12,000      $ 52,000

2000 ..............................................        5,000        11,000
                                                        --------      --------
         Total minimum lease payments .............       17,000      $ 63,000
                                                                      ========
Less:  Amount representing interest ...............       (1,000)
                                                        --------

Present value of capital lease obligations ........       16,000

Less:  Current portion of capital lease obligations        3,000
                                                        --------

Long-term portion of capital lease obligations ....     $ 13,000
                                                        ========



Equipment under capital leases is summarized as follows as of December 31, 1998 and March 25, 1999:

                                                    December 31,     March 25,
                                                       1998            1999

Computer equipment...............................     $49,000         $49,000
Accumulated depreciation.........................     (15,000)        (18,000)
                                                      -------         -------
                     Total.......................     $34,000         $31,000
                                                      =======         =======

Litigation and Claims

      In 1998, one of the Company's suppliers informed IO that it believed the Company had caused a third party client of the Company to enter into an incorrect license for a supplier's software. The supplier asserted that the correct license required additional payments of approximately $2,200,000 in license fees and technical support fees. The Company denies any liability for additional licensing fees. While the Company intends to vigorously contest any claim by the supplier that additional fees are owed in connection with the third party, the ultimate resolution of this matter cannot be determined at this time.

13.   Subsequent Events:

As of December 22, 1999, the Company settled the claim by the supplier discussed in Note 12 with no financial consequences to the Company.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          APPNET, INC.



Date:  March 30, 2000                     By:  /s/ Jack Pearlstein
                                             -----------------------------------
                                                Jack Pearlstein
                                                Senior Vice President,
                                                 Chief Financial
                                                 Officer and Treasurer